UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2021

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, the Board of Directors of Chart Industries, Inc. (the “Company”) appointed Paula Harris, Linda Harty and Roger Strauch to the Company’s Board of Directors. The terms for each of Ms. Harris, Ms. Harty, and Mr. Strauch will expire at the Company’s Annual Meeting of Stockholders in 2022, at which time it is anticipated that they will stand for re-election to the Board by the Company’s stockholders. Ms. Harris will serve on the Company’s Compensation Committee, Ms. Harty will serve on the Company’s Audit Committee, and Mr. Strauch will serve on the Company’s Nominations and Corporate Governance Committee.

Ms. Harris has over 34 years of experience in international oilfield services with Schlumberger Ltd. and she recently served as Director of Global Stewardship for Schlumberger from 2015 until retiring in June 2020. Ms. Harris previously worked in field operations offshore before transitioning into leadership roles in training, sales and ultimately, in environmental-social (ES) sustainability. Ms. Harris serves on a number of privately-held and non-profit boards.

Ms. Harty previously served as Vice President, Treasurer of Medtronic, a global company specializing in medical technology, services and solutions. She previously served as Executive Vice President, Treasurer and Group Chief Financial Officer at Cardinal Health, an American multinational heath care services company, and held financial leadership positions at RTM Restaurant Group,a restaurant franchisee in the United States, BellSouth, an American telecommunications holding company, ConAgra, an American consumer package goods holding company, and Kimberly-Clark, a multi-national personal care company. Ms. Harty currently serves on the board of directors at Parker-Hannifin, Wabtec, and Syneos Health.

Mr. Strauch is the Chairman of the Roda Group, an early-stage venture capital group focused on investment opportunities that address the consequences of climate change, stress on the Earth’s natural resources and the increased demand for low carbon energy. He previously served as Chairman of the Board of Directors of Cool Systems, the manufacturer of Game Ready, a medical physical therapy system, Chief Executive Officer and Chairman of Ask Jeeves (now Ask.com), a leading search engine on the internet, and recently served as Chairman of the Board of Trustees for the Mathematical Sciences Research Institute in Berkeley, California. Mr. Strauch currently serves on several academic advisory and non-profit boards.

Ms. Harris, Ms. Harty and Mr. Strauch’s compensation for their service as directors will be consistent with that of the Company’s other directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2021 under the caption “Director Compensation Program,” which portion of such proxy statement is incorporated herein by reference.

In connection with their appointment as directors, the Company and Ms. Harris, Ms. Harty and Mr. Strauch each entered into an indemnification agreement effective as of August 19, 2021. The indemnification agreements are the same as the indemnification agreements that the Company has entered into with each of its directors and executive officers. The rights provided to Ms. Harris, Ms. Harty and Mr. Strauch under the indemnification agreements are in addition to any other rights they may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware, or otherwise. The description of the indemnification agreements set forth in this Item 5.02 are not complete and are qualified in its entirety by reference to the full text of the form of indemnification agreements, which was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Harris, Ms. Harty or Mr. Strauch and any other persons pursuant to which Ms. Harris, Ms. Harty and Mr. Strauch were selected as directors. There have been no transactions involving the Company or any of its subsidiaries in which Ms. Harris, Ms. Harty or Mr. Strauch have or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254).

99.1	Chart Industries, Inc. News Release, dated August 19, 2021, announcing the appointment of Paula Harris, Linda Harty and Roger Strauch to the Company’s Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2021	Chart Industries, Inc. (Registrant)

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko Chief Executive Officer and President

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